UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2026

FINANCE OF AMERICA COMPANIES INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40308	85-3474065
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5830 Granite Parkway, Suite 400
Plano, Texas 75024
(Address of principal executive offices, including Zip Code)
(877) 202-2666
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	FOA	New York Stock Exchange
NYSE Texas, Inc.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 30, 2026, Finance of America Reverse LLC (“FAR”), an indirect subsidiary of Finance of America Companies Inc., and Onity Mortgage Corporation (formerly known as PHH Mortgage Corporation) (“OMC”) entered into an amendment (the “Amendment”) to the parties’ agreements for the sale of OMC’s reverse mortgage servicing portfolio and certain reverse originations assets. Pursuant to the Amendment, which modifies the terms of the Asset Purchase Agreement and the Reverse Mortgage Servicing Rights Purchase and Sale Agreement, each between FAR and OMC and dated as of November 17, 2025, OMC has agreed to sell and FAR has agreed to purchase mortgage servicing rights (“MSRs”) with respect to approximately 20,000 home equity conversion mortgage (“HECM”) loans with an unpaid principal balance of $5.1 billion as of March 31, 2026. Participation interests in such HECM loans have been pooled into securities issued pursuant to the Government National Mortgage Association’s HECM-backed securities program. FAR will also acquire OMC’s pipeline of reverse mortgage loans as of the transaction closing date. In addition, FAR expects to assume certain of OMC’s US-based reverse originations employees in May 2026 and additional employees in July 2026. In exchange therefor, among other things, FAR will pay to OMC an amount at the closing equal to the estimated book value of the purchased assets (including the HECM MSRs) with certain mutually agreed upon adjustments, subject to certain customary holdbacks and post-closing price adjustments.

OMC will become the subservicer for the HECM MSRs sold to FAR under a three-year subservicing agreement subject to automatic one-year renewal unless FAR provides notice of non-renewal 180 days prior to the expiration of the original term, and subject thereafter to renewal upon mutual agreement of the parties. OMC has agreed to discontinue its reverse originations business upon closing with the exception of activities relating to the recapture of existing HECM borrowers for any HECM MSRs not transferred to FAR.

The transaction is subject to customary closing conditions, including, among others, the consent of the Government National Mortgage Association to the transfer of the HECM MSRs from OMC to FAR, without adverse modifications to the rights or obligations of the servicer with respect thereto. The transaction is subject to certain termination rights, including the right of either party to terminate if the transaction is not consummated by August 1, 2026.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Finance of America Companies Inc.

Date:	May 5, 2026	By:	/s/ Matthew A. Engel
Name: Matthew A. Engel
Title: Chief Financial Officer